[LETTERHEAD OF DECHERT PRICE & RHOADS]



                                February 26, 1999


Pilgrim Investment Funds, Inc.
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004-4424

       Re:  Pilgrim Investment Funds, Inc.

Dear Sirs:

     We have acted as counsel to Pilgrim Investment Funds, Inc., a Maryland corporation (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Company in connection with the acquisition by Pilgrim High Yield Fund, a series of the Company, of the assets of Nicholas-Applegate High Yield Bond Fund, a series of Nicholas-Applegate Mutual Funds, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

     We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

     On the basis of the foregoing, it is our opinion that the shares of common stock of the Company being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable pon transfer of the assets of Nicholas-Applegate High Yield Bond Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

Pilgrim Investment Funds, Inc.
February 26, 1999
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                Very truly yours,